Kirkpatrick & Lockhart LLP                            Henry W. Oliver Building
                                                      535 Smithfield Street
                                                      Pittsburgh, PA  15222-2312
                                                      412.355.6500
                                                      www.kl.com


                                February 3, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          /s/ Kirkpatrick & Lockhart LLP

                                          Kirkpatrick & Lockhart LLP